U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2011

ADA-ES, INC.

(Name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8100 SouthPark Way, Unit B, Littleton, Colorado	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303)734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 15, 2011, ADA-ES, Inc. (“we” or “us”) entered into a transaction (the “Transaction”) pursuant to which our 42.5% owned subsidiary Clean Coal Solutions, LLC (“CCS”) agreed to exchange the current leased refined coal (“Refined Coal”) production facility, located at a power plant in the Midwest (the “Original RC Facility”) that is leased by AEC-TH, LLC (a wholly owned subsidiary of CCS, “Lessor”) to GS RC Investments LLC (“Lessee”), an affiliate of The Goldman Sachs Group, Inc. (“GS”), with a new redesigned and constructed RC Facility (the “New RC Facility”). CCS is also owned 42.5% by NexGen Refined Coal, LLC (“NGRC”) and 15% by GSFS Investments I Corp., which is another affiliate of GS. The New RC Facility is expected to be placed into service this week (such date, the “Placed-In-Service Date”) in order to meet the recently extended placed-in-service 2011 year-end deadline to qualify for federal credits that are available for production of Refined Coal pursuant to Section 45 of the Internal Revenue Code of 1986 (“Section 45 Credits”). The Section 45 Credits are available for ten years once an RC facility is “placed-in-service.” The purpose of the Transaction is to take advantage of the two additional years that the New RC Facility is expected to be eligible for Section 45 Credits versus the Original RC Facility. The Original RC Facility was originally placed-in-service at the end of 2009 and thus its eligibility for Section 45 Credits was set to expire on December 31, 2019. Further to the Transaction, CCS, the Lessor and Lessee agreed to terminate the original Equipment Lease dated as of June 29, 2010 relating to the Original RC Facility (“Original Equipment Lease”) and entered into a new Equipment Lease for the New RC Facility as of December 15, 2011 (“New Equipment Lease”). This Transaction is similar to the exchange transaction entered into regarding the Refined Coal production facility leased by AEC-NM, LLC to the Lessee as reported on the Current Report on Form 8-K filed on November 22, 2011.

Clean Coal Solutions Services, LLC (“CCSS”), which is owned 50% by us and 50% by NGRC, will (subject to oversight by the Lessee) continue to operate and maintain the New RC Facility under the Operating and Maintenance Agreement entered into with the Lessee on June, 29, 2010. CCSS will also continue to arrange for the purchase and delivery of certain chemical additives necessary for Lessee’s production of Refined Coal under the Chemical Additives Supply Agency Agreement entered into with the Lessee on June 29, 2010.

The Transaction also involved the entry into various agreements and amendments related to the Original RC Facility, including those described below:

Exchange Agreement

CCS, Lessor and Lessee entered into an Exchange Agreement on December 15, 2011 that contains many of the substantive terms and conditions governing the Transaction and the rights and obligations of the parties as to various matters going forward, including, but not limited to, the following:

•

The entry by the Lessor, CCSS and the Lessee (as applicable) into the New Equipment Lease, termination of the Original Equipment Lease, and the liabilities and obligations of the parties in connection with the entry into and termination of those and related agreements.

•	Representations and warranties of CCS and the Lessor (together the “CCS Parties”).

•	Indemnification for breaches of certain representations and warranties of (a) Lessee by the CCS Parties and (b) CCS Parties by Lessee, subject in each case to certain baskets and caps.

•

A requirement that we, NGRC and certain other entities affiliated with NGRC guaranty, on a joint and several basis, all obligations (including indemnification obligations) of the CCS Parties under the Transaction Agreements. (See “Guaranties” below.)

•

The exclusion of damages for lost business opportunities, consequential, incidental, punitive or exemplary damages, except for certain limited situations, including the situation where an indemnified party becomes liable for such damages to a third party.

New Equipment Lease

The New Equipment Lease has a base term that runs through December 31, 2012 (the “Initial Term”) and automatically renews for successive one year terms after the expiration of the Initial Term for up to ten years until the date that is ten years after the Placed-in-Service Date (with the final Renewal Term for a pro rata year, the “Renewal Term”). Certain payment obligations of Lessee under the Leases have been guaranteed by GS. (See “Guaranties” below.)

Rent under the Leases is divided into the following components:

•

“Initial Term Fixed Rent Payments” which are scheduled fixed amounts payable quarterly through the end of the Initial Term, and which payments can be terminated only if the Lease is terminated for a breach of certain of the Lessor’s representations and warranties.

•

“Renewal Term Fixed Rent Payments” which, like the Initial Term Fixed Rent Payments, are scheduled fixed amounts payable quarterly through the end of each Renewal Term, and which payments can be terminated before the end of a Renewal Term only if the Lease is terminated for a breach of certain of the Lessor’s representations and warranties.

•

“Contingent Rent Payments” which are based on the volume of Refined Coal produced at the New RC Facility, and are payable quarterly, after deduction of Fixed Rent Payments, all operating and maintenance costs, including chemical costs, site rental, coal yard and coal handling costs which are paid directly by Lessee. Total Contingent Rental Payments during any Initial Term or Renewal Term may not exceed the present value of the fixed rental payments for that term.

Lessee may terminate the New Equipment Lease for various reasons, the most significant of which are:

•	For any reason as of the end of the Initial Term by giving at least six months’ prior written notice.

•	If the Total Operating Expenses (as defined in each Lease) paid by Lessee for two consecutive quarters exceed 140% of the projected operating costs for the New RC Facility.

•	On June 29, 2020 by providing three months’ prior written notice to Lessor.

•	If any of Lessor’s representations or warranties were breached as of the date made and such breach is not cured within 30 days’ notice given to the applicable Lessor.

•	If a change of law or certain other specified events adversely affecting the availability of the Section 45 Credits occur.

•	If a governmental regulatory event that would make the Transaction impermissible occurs.

Lessor may terminate the New Equipment Lease for material breach by Lessee, if any of Lessee’s representations or warranties were not true as of the date made and are not cured within 30 days’ notice by Lessor, or if the Lessee’s Guarantor withdraws its guaranty and it is not replaced by another guaranty on substantially similar terms by a replacement guarantor with an investment grade credit rating.

The New Equipment Lease adopts the indemnification terms of the Exchange Agreement for both Lessee and Lessor, provides relief to Lessee in the event of certain force majeure events, and requires the Lessor to carry certain types of insurance coverage in specified amounts typical for leases of this type.

Amendment to Technology Sublicense Agreement

As of December 15, 2011, we, CCS and Lessee entered into Amendment #2 to Technology Sublicense Agreement (the “Technology Sublicense Amendment”) pursuant to which various conforming and definitional changes were made to update the original Technology Sublicense Agreement entered into on June 29, 2010, as further amended by the Amendment to Technology Sublicense Agreement dated November 21, 2011, each among CCS, Lessee and us, to reflect the Transaction.

Guaranties

We, NGRC and two entities affiliated with NGRC have provided Lessee with joint and several guaranties (the “CSS Party Guaranties, ” which includes the “ADA Guaranty”) guaranteeing all payments and performance due further to the Exchange Agreement, the New Equipment Lease and the other agreements applicable to the Transaction and the operation of the New RC Facility. The new CSS Party Guaranties supersede and replace the limited guaranties entered into among the parties dated as of June 29, 2010 (“Original Guarantees”), which were terminated as a result of the Transaction.

GS provided the CSS Parties with a guaranty as to the payment only of all Initial Term Fixed Rent Payments and the Renewal Term Fixed Rent Payments under the New Equipment Lease, which, although terminable at any time, cannot be terminated without the substitution of such guaranty with another guaranty on similar terms from a creditworthy guarantor.

Item 1.02	Termination of a Material Definitive Agreement.

As of December 15, 2011 and as noted above, the Original Equipment Lease and the Original Guarantees were terminated further to the Transaction. Also as noted above, the related obligations and duties set forth in the Original Equipment Lease and Original Guarantees are being replaced and superseded by those set forth in the New Equipment Lease and the CCS Party Guarantees, respectively.

To the extent required by Item 1.02 of Form 8-K, the information contained in (or incorporated by reference into) Items 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Summaries of Terms and Conditions

The descriptions of the terms and conditions of the Transaction as set forth above for the Exchange Agreement, the New Equipment Lease, Technology Sublicense Amendment and the ADA Guaranty (the “Transactional Agreements”) are summaries only and do not describe all terms and conditions contained therein. Reference is made to the Transactional Agreements for the complete terms and conditions of each such agreement. We will file a copy of each of the Transactional Agreements with our Annual Report on Form 10-K for the year ending December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2011

ADA-ES, Inc.
Registrant

/s/ Mark H. McKinnies
Mark H. McKinnies
Chief Financial Officer

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